UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2020

CARPARTS.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2050 W. 190th Street, Suite 400, Torrance, CA 90504
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (424) 702-1455

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PRTS	The NASDAQ Stock Market LLC (NASDAQ Global Market)

Item 1.01. Entry into a Material Definitive Agreement.

On August 13, 2020, CarParts.com, Inc., a Delaware corporation (the “Company”), and Mehran Nia, as selling shareholder, entered into an underwriting agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC, as representative of the several underwriters listed therein (the “Underwriters”), relating to the public offering of an aggregate of 6,000,000 shares of common stock, par value $0.001 per share (the “Shares”), at the public offering price of $13.00 per Share (the “Offering Price”).

Pursuant to the Underwriting Agreement, 4,000,000 Shares will be issued and sold by the Company and 2,000,000 Shares will be sold by the selling shareholder. In addition, the Company has granted the Underwriters a 30-day option to purchase up to an additional 900,000 Shares from the Company less any underwriting discounts and commissions (the “Option”).

The estimated net proceeds to the Company from the sale of the Shares to be issued and sold by the Company are expected to be approximately $49.6 million, or approximately $60.78 million if the Underwriters exercise the Option in full. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes. The Company will not receive any of the proceeds from the sale of Shares by the selling shareholder. The offering is expected to close on or about August 18, 2020, subject to customary closing conditions.

The Shares being offered were registered by the Company under shelf registration statement on Form S-3 (File No. 333-240467) filed with the SEC on August 5, 2020 and are being offered pursuant to a preliminary prospectus supplement, dated August 11, 2020, and a final prospectus supplement, dated August 13, 2020, describing the terms of the offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the selling stockholder, customary conditions to closing, indemnification obligations of the Company, the selling stockholder and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this report and is incorporated herein by reference, and the description of the Underwriting Agreement herein is qualified in its entirety by reference to such exhibit. A copy of the opinion of Dorsey & Whitney LLP relating to the legality of the issuance and sale of the shares of common stock is attached as Exhibit 5.1 to this report.

Item 7.01. Regulation FD Disclosure.

On August 14, 2020, the Company issued a press release announcing that it had priced the offering, which press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in the press release attached as Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 13, 2020, by and among CarParts.com, Inc., the Selling Shareholder named therein, and RBC Capital Markets, LLC, as representative of the underwriters.
5.1	Opinion of Dorsey & Whitney LLP
23.1	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1)
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2020	CARPARTS.COM, INC.

	By:	/s/ David Meniane
David Meniane
Chief Financial Officer and Chief Operating Officer